UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 10, 2003


                  Bromwell Financial Fund, Limited Partnership
             (Exact name of registrant as specified in its charter)


        Delaware                   333-85755                 51-037638
 (State or jurisdiction         Commission file           (I.R.S. Employer
    of incorporation)               number               Identification No.)


                      5916 N. 300 West, Fremont, IN 46737
               (Address of principal executive offices) (Zip Code)


                                 (260) 833-1306
              (Registrant's telephone number, including area code)

                                 Not applicable
             (Former name, former address and former fiscal year,
                         if changed since last report)



Item 1. Changes in Control of Registrant.

Change in the Commodity Trading Advisor to Direct Traders of the Registrant

Without waiver of the position that a change in Commodity Trading Advisor is not a reportable event, Registrant provides notice that effective on or about November 3, 2003, the commodity trading advisor to enter trades for the Registrant pursuant to a power of attorney over all equity of Registrant available to trade was changed from 33.0% with Ansbacher Investment Management, Inc and 67.0% with Mangin Capital Management, Inc. to 100% to Fall River Capital LLC. ("Fall River").

Fall River is a Wisconsin limited liability company and commodity trading advisor with its main business office and main business telephone are: 11740 North Port Washington Road, Mequon, Wisconsin 53092; (262) 241-8020. The trading advisor's books and records will be kept and made available for inspection at its main business office. Prospective investors must obtain a copy of the Registrant's Prospectus before making a decision to invest in the Registrant to obtain a full description of the Registrant and Fall River.

Item 2. Acquisition or Disposition of Assets.

Change Commission Structure

No further sales commission of six percent (6%) will be charged to new investors in Registrant.

The fee structure of Registrant will be changed from an annual eleven percent (11%) fixed fee, paid monthly, on the assets on deposit with the futures commission merchant to a continuing service fee to the sales agent that sold the investment of four percent (4%) per year, payable monthly, for so long as the investment remains in the Fund and a round-turn commission of approximately $22 per contract plus give-up fees on US exchanges to the corporate General Partner and one of the commodity pool operators of Registrant (the "CPO"). The CPO will be responsible for all charges paid to the futures commission merchant. Some Foreign exchanges may average more than $22 per round turn. The round turn commission will be charged directly to the Fund by the CPO without the use of Futures Investment Company as the Introducing Broker.

Item 3. Bankruptcy or Receivership.

None.

Item 4. Changes in Registrant's Certifying Accountant.

None.

Item 5. Other Events and Regulation FD Disclosure.


Change in Clearing Broker

Effective on or about November 3, 2003, the futures commission merchant (sic clearing broker) for all trades entered on behalf of Registrant is Citigroup Global Markets, Inc. ("Citigroup"), 388 Greenwich St., New York, New York 10013. All references to Vision, L.P. as the futures commission merchant for Registrant are deleted from Registrant's prospectus, as amended.

Citigroup is a New York corporation and a subsidiary of Citibank, N.A., 390 Greenwich St., 5th Floor, New York, New York 10013. Citigroup (formerly Salomon Smith Barney Inc.) is registered as a broker-dealer and futures commission merchant and provides futures brokerage and clearing services for institutional and retail participants in the futures markets. Citigroup and its affiliates also provide investment banking and other financial services for clients worldwide.

The Citigroup acts only as the clearing broker for the Fund and, as such, is
paid commissions for executing and clearing trades.    It has not passed upon
the adequacy or accuracy of the Registrant's prospectus or any amendment. Citigroup will not act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the Registrant. Therefore, prospective investors should not rely on Citigroup's agreement to clear trades for the Registrant or for any other reason related to Citigroup in deciding whether or not to purchase interests in the Registrant.

In the ordinary course of its business, Citigroup is a party to various claims, litigation and regulatory inquiries. The General Partner and Citigroup do not believe that any of Citigroup's prior or pending or known, but not asserted claims, litigation and regulatory inquiries are material to its performance of the clearing and execution services for Registrant.

Deletion of Management Fee to CPO

The management fee to Belmont Capital Management, Incorporated, one of the commodity pool operators, of three percent (3%) is reduced to zero (0).

Addition of Incentive Fee to CPO

An incentive fee will be paid to Belmont Capital Management, Incorporated, the corporate general partner and one of the commodity pool operators, of five percent (5%).

Item 6. Resignations of Registrant's Directors.

Deletion of Introducing Broker

All reference to Futures Investment Company as the introducing broker is deleted. An introducing broker will no longer introduce the Registrant's account to the futures commission merchant. The corporate general partner to the Registrant shall charge all commissions to Registrant and it shall pay all commissions and other expenses to the futures commission merchant and others that were formerly paid by the introducing broker.

Item 7. Financial Statements and Exhibits.

      None.

Item 8. Change in Fiscal Year.

      None.

Item 9. Regulation FD Disclosure.

      None.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:                     Bromwell Futures Fund, Limited Partnership
                                By Belmont Capital Management, Incorporated
                                Its Corporate General Partner


                                By:   s/ Michael P. Pacult
                                      Mr. Michael P. Pacult
                                      Sole Director, Sole Shareholder,
                                      President, and Treasurer of the
                                      Corporate General Partner

Date: November 10, 2003